Sub-Item 77Q1(e)

                                AMENDMENT NO. 16
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of February 12, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add the following series portfolios - Invesco Alternative Opportunities Fund, Invesco Commodities Strategy Fund, Invesco FX Alpha Plus Strategy Fund, Invesco FX Alpha Strategy Fund, Invesco Global Advantage Fund, Invesco Global Dividend Growth Securities Fund, Invesco Health Sciences Fund, Invesco International Growth Equity Fund, Invesco Pacific Growth Fund, Invesco Van Kampen Emerging Markets Fund, Invesco Van Kampen Global Bond Fund, Invesco Van Kampen Global Equity Allocation Fund, Invesco Van Kampen Global Franchise Fund, Invesco Van Kampen Global Tactical Asset Allocation Fund, Invesco Van Kampen International Advantage Fund and Invesco Van Kampen International Growth Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                       EFFECTIVE DATE OF
NAME OF FUND                          ADVISORY AGREEMENT
------------                          ------------------
AIM Balanced-Risk Allocation Fund        May 29, 2009
AIM China Fund                          March 31, 2006
AIM Developing Markets Fund            September 1, 2001
AIM Global Health Care Fund            September 1, 2001
AIM International Total Return Fund     March 31, 2006
AIM Japan Fund                          March 31, 2006
AIM LIBOR Alpha Fund                    March 31, 2006
AIM Trimark Endeavor Fund              November 3, 2003
AIM Trimark Fund                       November 3, 2003

AIM Trimark Small Companies Fund       November 3, 2003
Invesco Alternative Opportunities
   Fund                                February 12, 2010
Invesco Commodities Strategy Fund      February 12, 2010
Invesco FX Alpha Plus Strategy Fund    February 12, 2010
Invesco FX Alpha Strategy Fund         February 12, 2010
Invesco Global Advantage Fund          February 12, 2010
Invesco Global Dividend Growth
   Securities Fund                     February 12, 2010
Invesco Health Sciences Fund           February 12, 2010
Invesco International Growth Equity
   Fund                                February 12, 2010
Invesco Pacific Growth Fund            February 12, 2010
Invesco Van Kampen Emerging Markets
   Fund                                February 12, 2010
Invesco Van Kampen Global Bond Fund    February 12, 2010
Invesco Van Kampen Global Equity
   Allocation Fund                     February 12, 2010
Invesco Van Kampen Global Franchise
   Fund                                February 12, 2010
Invesco Van Kampen Global Tactical
   Asset Allocation Fund               February 12, 2010
Invesco Van Kampen International
   Advantage Fund                      February 12, 2010
Invesco Van Kampen International
   Growth Fund                         February 12, 2010

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                        AIM BALANCED-RISK ALLOCATION FUND

NET ASSETS                   ANNUAL RATE*
----------                   ------------
First $250 million........       0.95%
Next $250 million.........      0.925%
Next $500 million.........       0.90%
Next $1.5 billion.........      0.875%
Next $2.5 billion.........       0.85%
Next $2.5 billion.........      0.825%
Next $2.5 billion.........       0.80%
Over $10 billion..........      0.775%

* To the extent AIM Balanced-Risk Allocation Fund invests its assets in Invesco Aim Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of AIM Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from AIM Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Aim Cayman Commodity Fund I Ltd.

                                 AIM CHINA FUND
                           AIM DEVELOPING MARKETS FUND
                                 AIM JAPAN FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $250 million........      0.935%
Next $250 million.........       0.91%
Next $500 million.........      0.885%
Next $1.5 billion.........       0.86%
Next $2.5 billion.........      0.835%
Next $2.5 billion.........       0.81%
Next $2.5 billion.........      0.785%
Over $10 billion..........       0.76%

                           AIM GLOBAL HEALTH CARE FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $350 million........       0.75%
Next $350 million.........       0.65%
Next $1.3 billion.........       0.55%
Next $2 billion...........       0.45%
Next $2 billion...........       0.40%
Next $2 billion...........      0.375%
Over $8 billion...........       0.35%

                       AIM INTERNATIONAL TOTAL RETURN FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $250 million........       0.65%
Next $250 million.........       0.59%
Next $500 million.........      0.565%
Next $1.5 billion.........       0.54%
Next $2.5 billion.........      0.515%
Next $5 billion...........       0.49%
Over $10 billion..........      0.465%

                              AIM LIBOR ALPHA FUND


NET ASSETS                   ANNUAL RATE
----------                   ------------
First $1 billion..........       0.45%
Next $4 billion...........      0.425%
Over $5 billion...........       0.40%

                            AIM TRIMARK ENDEAVOR FUND
                        AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $250 million........      0.745%
Next $250 million.........       0.73%
Next $500 million.........      0.715%
Next $1.5 billion.........       0.70%
Next $2.5 billion.........      0.685%
Next $2.5 billion.........       0.67%
Next $2.5 billion.........      0.655%
Over $10 billion..........       0.64%

                                AIM TRIMARK FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $250 million........      0.80%
Next $250 million.........      0.78%
Next $500 million.........      0.76%
Next $1.5 billion.........      0.74%
Next $2.5 billion.........      0.72%
Next $2.5 billion.........      0.70%
Next $2.5 billion.........      0.68%
Over $10 billion..........      0.66%

                     INVESCO ALTERNATIVE OPPORTUNITIES FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
All Assets................      0.20%

                        INVESCO COMMODITIES STRATEGY FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
All Assets................      0.50%

                       INVESCO FX ALPHA PLUS STRATEGY FUND

NET ASSETS                   ANNUAL RATE**
----------                   ------------
All Assets................      1.10%

** The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 6.00% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 6.00%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 6.00%, respectively, during the applicable period. The maximum adjustment over any 12-month period is +0.55% of the Fund's average net assets over the applicable performance period.

                         INVESCO FX ALPHA STRATEGY FUND

NET ASSETS                   ANNUAL RATE***
----------                   --------------
All Assets................        0.55%

*** The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 2.50% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 2.50%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 2.50%, respectively, during the applicable period. The maximum or minimum adjustment over any 12-month period is +/-0.275% of the Fund's average net assets over the applicable performance period.

                          INVESCO GLOBAL ADVANTAGE FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $1.5 billion........       0.57%
Over $1.5 billion.........      0.545%

                 INVESCO GLOBAL DIVIDEND GROWTH SECURITIES FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $1 billion..........       0.67%
Next $500 million.........      0.645%
Next $1 billion...........       0.62%
Next $1 billion...........      0.595%
Next $1 billion...........       0.57%
Over $4.5 billion.........      0.545%

                          INVESCO HEALTH SCIENCES FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $500 million........      0.92%
Next $500 million.........      0.87%
Over $1 billion...........      0.845%

                    INVESCO INTERNATIONAL GROWTH EQUITY FUND
                  INVESCO VAN KAMPEN INTERNATIONAL GROWTH FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $1 billion..........       0.75%
Over $1 billion...........       0.70%

                           INVESCO PACIFIC GROWTH FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $1 billion..........      0.87%
Next $1 billion...........      0.82%
Over $2 billion...........      0.77%

                    INVESCO VAN KAMPEN EMERGING MARKETS FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $500 million........      1.25%
Next $500 million.........      1.20%
Next $1.5 billion.........      1.15%
Over $2.5 billion.........      1.00%

                       INVESCO VAN KAMPEN GLOBAL BOND FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $500 million........      0.625%
Next $500 million.........      0.60%
Next $1 billion...........      0.575%
Next $1 billion...........      0.55%
Over $3 billion...........      0.50%

                INVESCO VAN KAMPEN GLOBAL EQUITY ALLOCATION FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $750 million........      1.00%
Next $500 million.........      0.95%
Over $1.25 billion........      0.90%

                    INVESCO VAN KAMPEN GLOBAL FRANCHISE FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $500 million........      0.80%
Next $500 million.........      0.75%
Over $1 billion...........      0.70%

            INVESCO VAN KAMPEN GLOBAL TACTICAL ASSET ALLOCATION FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $750 million........      0.75%
Next $750 million.........      0.70%
Over $1.5 billion.........      0.65%

                 INVESCO VAN KAMPEN INTERNATIONAL ADVANTAGE FUND

NET ASSETS                   ANNUAL RATE
----------                   ------------
First $500 million........      0.90%
Next $500 million.........      0.85%
Over $1 billion...........      0.80%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT FUNDS


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO ADVISERS, INC.


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)